EXHIBIT 10.4
Federal Signal Corporation
2005 Executive Incentive Compensation Plan (2010 Restatement)
Performance Share Unit Award Agreement
You have been selected to receive a grant of Performance Share Units (“PSUs”) pursuant to the Federal Signal Corporation 2005 Executive Incentive Compensation Plan (2010 Restatement) (the “Plan”), as specified below:

Employee:

Date of Grant:

Number of PSUs Subject to this Award Agreement:

Performance and Vesting Periods: January 1, 2015 through December 31, 2017
This Award shall be subject to the terms and conditions prescribed in the Plan and in the Federal Signal Corporation Performance Share Unit Award Agreement No. 2015 attached hereto. Calculations of performance versus target, threshold and maximum values set forth above are made by the Administrator in accordance with the terms of the Plan and are final and binding.

This document constitutes part of the prospectus covering securities that have been registered under the Securities Act of 1933.
IN WITNESS WHEREOF, the parties have caused this Award Agreement to be executed on this ____________ day of ___________________________, 2015.

EMPLOYEE    FEDERAL SIGNAL CORPORATION

________________________    By: _____________________________________
Print Name

________________________    Title: _____________________________________
Signature                            Company

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FEDERAL SIGNAL CORPORATION
PERFORMANCE SHARE UNIT
AWARD AGREEMENT NO. 2015

The Company established the Federal Signal Corporation 2005 Executive Incentive Compensation Plan (2010 Restatement) (the “Plan”) pursuant to which options, stock appreciation rights, restricted stock and stock units and PSUs covering an aggregate of 7,800,000 shares of the Stock of the Company may be granted to employees and directors of the Company and its Subsidiaries;

The Board of Directors of the Company, and the Administrator of the Plan appointed by the Board of Directors, has determined that the interests of the Company will be advanced by encouraging and enabling certain of its employees to own shares of the common stock of the Company, and that Employee is one of those employees;

NOW, THEREFORE, in consideration of services rendered and the mutual covenants herein contained, the parties agree as follows:

Section 1.    Definitions

As used in this Award Agreement, the following terms shall have the following meanings:

A.“Administrator” or “Committee” means the Compensation and Benefits Committee of the Board of Directors.
B.“Award” means the award provided for in Section 2.
C.“Board of Directors” means the Board of Directors of the Company.
D.“Change in Control” shall have the meaning ascribed to such term in the Plan.
E.“Company” means Federal Signal Corporation.
F.“Date of Grant” means the date set forth on this Award Agreement.
G.“Employee” means the individual shown as the recipient of an award of PSUs, as set forth on this Award Agreement.
H.“GAAP” means U.S. generally accepted accounting principles.
I.“Performance Share Units” or “PSUs” means the obligation of the Company to transfer the number of shares of Stock to Employee determined under Section 2, Section 4A (in the case of death or Permanent Disability), Section 4B (in the case of Change in Control), or Section 4.1 (in the case of Divestiture of a Business Segment) of this Award Agreement, as applicable, at the time provided in Section 5 of this Award Agreement, to the extent that the rights to such shares are vested at such time.
J. “Performance Period” means the three consecutive calendar year period set forth in this Award Agreement.
K.“Permanent Disability” means Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.
L.“Stock” means the common stock of the Company.

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M.“Subsidiary” means any corporation or other legal entity, other than the Company, in an unbroken chain of entities beginning with the Company if, at the relevant date, each of such entities, other than the last entity in the unbroken chain, owns stock or other comparable interests possessing fifty percent or more of the total combined voting power with respect to one of the other entities in such chain.
N.“Vesting Period” means the three consecutive calendar year period set forth in this Award Agreement.
Section 2.    Award

Subject to the terms of this Award Agreement, the Company awarded to Employee the number of PSUs set forth on this Award Agreement, effective as of the Date of Grant set forth on such instrument.

A PSU Award entitles the Employee to receive a whole number of shares of Stock equal to a percentage, from zero to two hundred percent, based on the Company’s performance against the performance goals set forth, and as calculated in, Appendix A.

The number of shares of Stock determined based on the Company’s performance against the performance goals set forth in Appendix A (or, if applicable, the formula set forth in Section 4A (in the case of death or Permanent Disability), the formula set forth in Section 4B (in the case of a Change in Control), or Section 4.1 (in the case of Divestiture of a Business Segment)), shall be distributable as provided in Section 5 of this Award Agreement, but only to the extent the rights to such shares are vested under either Section 4 or Section 4.1 of this Award Agreement.

This grant of PSUs shall not confer any right to the Employee (or any other Employee) to be granted PSUs or other awards in the future under the Plan.

It is intended that this Award qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Notwithstanding anything to the contrary in this Award Agreement, the number of shares of Stock that may be earned under this Award Agreement cannot exceed the maximum number of shares of Stock under resolutions established by the Administrator and the maximum annual award amount under the Company’s Executive Incentive Performance Plan.

Section 3.    Bookkeeping Account

The Company shall record the number of PSUs subject to this Award Agreement to a bookkeeping account for Employee (the “Performance Share Unit Account”), subject to adjustment based on performance as set forth in Section 2 above. Employee’s Performance Share Unit Account shall be reduced by the number of PSUs, if any, forfeited in accordance with Section 4 and by the number of PSUs with respect to which shares of Stock were transferred to Employee in accordance with Section 5.

Section 4.    Vesting

Subject to the accelerated vesting provisions provided below, the number of PSUs determined under Section 2 above shall vest on the last day of the Vesting Period, if Employee remains employed by the Company or its Subsidiaries through such date.

For the avoidance of doubt, if the Company fails to achieve a performance goal at the threshold level, the Employee shall be entitled to receive no shares of Stock subject to such performance goal, unless the deemed performance provisions in this Section specifically modify such result.

If, during the Performance and Vesting Periods, while employed by the Company or its Subsidiaries:

A.The Employee dies or experiences a Permanent Disability, the number of vested PSUs subject to the Award shall be equal to the product of: (1) the number of full and partial months of the Employee’s employment during

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the Performance Period divided by thirty-six and (2) the greater of (a) 100% of the PSUs subject to this Award Agreement, regardless of actual performance or (b) the number of PSUs that the Employee would have been payable to the Employee at the end of Performance Period based on actual Company performance during the entire Performance Period.

B.A Change in Control occurs, the number of vested PSUs subject to this Award shall be the greater of (1) 100% of the PSUs subject to this Award Agreement, regardless of actual performance or (2) the number of PSUs that would have been payable to the Employee for the Performance Period based on the Company’s best estimate of projected Company performance through the end of the Performance Period, determined at the date of the Change in Control. In the event of a Change in Control following an event that would otherwise enable vesting at the end of the Performance and Vesting Periods under Section 4A, the provisions of this Section 4B shall control. For the avoidance of doubt, vesting under this Section 4B is not calculated on a pro-rata basis.

Except as provided in Section 4.1 below, in the event of the termination of employment of Employee with the Company and its Subsidiaries for any other reason before the end of the Performance and Vesting Periods, all PSUs that are not vested at the time of such termination of employment (after first taking into account the accelerated vesting provisions of this Section 4) shall be forfeited. In the event of termination of employment (whether or not in breach of local labor laws), the Company shall have the exclusive discretion to determine the date of termination of employment for purposes of this Award. Such termination date shall be the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law).

Section 4.1	Acceleration of Vesting of Shares in the Event of Divestiture of Business Segment

In the event that the “Business Segment” (as that term is defined in this Section below) in which the Employee is primarily employed as of the “Divestiture Date” (as that term is defined in this Section below) is the subject of a “Divestiture of a Business Segment” (as that term is defined in this Section below) during the Performance and Vesting Periods, and such divestiture results in the termination of the Employee’s employment with the Company and its Subsidiaries for any reason during the Performance Period, the number of vested PSUs subject to the Award shall be equal to the product of: (1) the number of full and partial months of Employee’s employment during the Performance Period before the Divestiture Date, divided by thirty-six and (2) 100% of the PSUs subject to this Award Agreement, regardless of actual performance.

For purposes of this Award Agreement, the term “Business Segment” shall mean a business line which the Company treats as a separate operating segment under the segment reporting rules under GAAP, which currently includes the following: Safety and Security Systems Group, Fire Rescue Group, and Environmental Solutions Group. Likewise, the term “Divestiture Date” shall mean the date that a transaction constituting a Divestiture of a Business Segment is finally consummated.

For purposes of this Award Agreement, the term “Divestiture of a Business Segment” means the following:

(a)    When used with a reference to the sale of stock or other securities of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, the sale, exchange, transfer, distribution or other disposition of the ownership, either beneficially or of record or both, by the Company or one of its Subsidiaries to “Nonaffiliated Persons” (as that term is defined in this Section below) of 100% of either (i) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (ii) the combined voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment;

(b)    When used with reference to the merger or consolidation of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, any such transaction that results in Nonaffiliated Persons owning, either beneficially or of record or both, 100% of either (i) the then-outstanding common stock (or the equivalent equity interests) of the

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Business Segment or (ii) the combined voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment; or

(c)    When used with reference to the sale of the assets of the Business Segment, the sale, exchange, transfer, liquidation, distribution or other disposition of all or substantially all of the assets of the Business Segment necessary or required to operate the Business Segment in the manner that the Business Segment had been operated prior to the Divestiture Date.

For purposes of this Award Agreement, the term “Nonaffiliated Persons” shall mean any persons or business entities which do not control, or which are not controlled by or under common control with, the Company.

Section 5.    Distribution of Shares

(a)
Except as specifically provided to the contrary in Section 5(b), the number of shares of Stock payable with respect to PSUs, as determined under Section 2 above, that become vested under this Award shall become distributable as of the end of the Vesting Period and shall be paid not later than March 15, 2018; provided however, that if it is impracticable to pay such shares of Stock by March 15, 2018 (e.g., the unavailability of audited financial statements or an S-8 registration statement for the shares), then the Administrator may delay payment until it becomes administratively practicable to do later that same year.

(b)
The number of shares of Stock payable with respect to PSUs, as determined under Section 2 above, that vest prior to the end of the Vesting Period under either Section 4B or Section 4.1 of this Award Agreement shall become distributable on an accelerated basis as follows:

(1)
If a Change in Control occurs at any time before the end of the Vesting Period, then the number of earned shares of Stock with respect to PSUs that become vested under Section 4B of this Award Agreement shall become distributable on the date of the Change in Control.

(2)
If a Divestiture of a Business Segment occurs at any time before the end of the Vesting Period, and such divestiture results in the termination of Employee’s employment with the Company and its Subsidiaries for any reason, then the number of earned shares of Stock with respect to PSUs that become vested under this Award Agreement shall become distributable on the Divestiture Date, but only if that payment on that date is permissible under Section 409A of the Code.

Section 6.    Stockholder Rights

Employee shall not have any of the rights of a stockholder of the Company with respect to PSUs until shares of Stock are issued to the Employee. No dividend equivalent rights are provided under this Award Agreement.

Section 7.    Beneficiary Designation

Employee may designate a beneficiary or beneficiaries (contingently, consecutively, or successively) to receive any benefits that may be payable under this Award Agreement in the event of Employee’s death and, from time to time, may change his or her designated beneficiary (“a Beneficiary”). A Beneficiary may be a trust. A Beneficiary designation shall be made in writing in a form prescribed by the Company and delivered to the Company while the Participant is alive. If there is no designated Beneficiary surviving at the death of a Participant, payment of any death benefit of a Participant shall be made to the persons and in the proportions which any death benefit under the Federal Signal Corporation Employees’ Retirement Savings Plan is or would be payable. In lieu of payment to Employee, a Beneficiary shall be paid shares of Stock under Section 5 at the same time and in the same form as a Participant would have been paid but for Participant’s death.

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Section 8.    PSUs Non-Transferable

PSUs awarded hereunder shall not be transferable by Employee. Except as may be required by the federal income tax withholding provisions of the Code or by the tax laws of any State, the interests of Employee and his or her Beneficiaries under this Award Agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by Employee or a Beneficiary to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

Section 9.    Adjustment in Certain Events

If there is any change in the Stock by reason of stock dividends, stock splits, mergers, consolidations, reorganizations, combinations or exchanges of shares or the like, the number of PSUs credited to Employee’s Performance Share Unit Account shall be adjusted as determined by the Administrator so that the number of PSUs credited to Employee’s Performance Share Unit Account after such an event shall equal the number of shares of Stock a stockholder would own after such an event if the stockholder, at the time such an event occurred, had owned shares of Stock equal to the number of PSUs credited to Employee’s Performance Share Unit Account immediately before such an event.

Section 10.    Responsibility for Taxes and Withholding

Regardless of any action the Company, any of its Subsidiaries and/or the Participant's employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or any of its affiliates. The Participant further acknowledges that the Company and/or its Subsidiaries: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Based Restricted Stock Units, including, but not limited to, the grant, vesting or exercise of the Performance Based Restricted Stock Units, the delivery of shares of Stock, the subsequent sale of shares acquired pursuant to such delivery and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of any award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Participant acknowledges that the Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or its Subsidiaries to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or its Subsidiaries, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)    withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or its Subsidiaries; or

(b)    withholding in shares of Stock to be delivered upon distribution of the Performance Based Restricted Stock Unit

To avoid negative accounting treatment, the Company and/or its Subsidiaries may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Participant is deemed to have been issued the full number of shares attributable to the Performance Based Restricted

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Stock Units, notwithstanding that a number of shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

Finally, the Participant shall pay to the Company and/or its Subsidiaries any amount of Tax-Related Items that the Company and/or its Subsidiaries may be required to withhold or account for as a result of the Participant’s participation in the Plan that are not satisfied by the means previously described. The Company may refuse to issue or deliver the Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

Section 11.    Section 409A

This Award Agreement shall be construed consistent with the intention that it be exempt from Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Award Agreement, if at any time the Administrator of the Plan determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator of the Plan shall have the right in its sole discretion (without any obligation to do so or to indemnify Employee or any other person for failure to do so) to adopt such amendments to the Plan or this Award Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator of the Plan determines are necessary or appropriate either for this Award to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
Section 12.    Source of Payment

Shares of Stock transferable to Employee, or his or her Beneficiary, under this Award Agreement may be either Treasury shares, authorized but unissued shares, or any combination of such stock. The Company shall have no duties to segregate or set aside any assets to secure Employee’s right to receive shares of Stock under this Award Agreement. Employee shall not have any rights with respect to transfer of shares of Stock under this Award Agreement other than the unsecured right to receive shares of Stock from the Company.

Section 13.    Continuation of Employment
This Award Agreement shall not confer upon the Employee any right to continuation of employment by the Company or its Subsidiaries, nor shall this Award Agreement interfere in any way with the Company’s or its Subsidiaries’ right to terminate the Employee’s employment at any time.
Section 14.     English Language

The Participant acknowledges and agrees that it is the Participant’s express intent that this Award Agreement, the Plan and all other documents, rules, procedures, forms, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If the Participant has received this Award Agreement, the Plan or any other rules, procedures, forms or documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Section 15.     Amendment

This Award Agreement may be amended by mutual consent of the parties hereto by written agreement.

Section 16.    Governing Law

This Award Agreement shall be construed and administered in accordance with the laws of the State of Illinois, without giving effect to principles of conflict of law.

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FEDERAL SIGNAL CORPORATION
PERFORMANCE SHARE UNIT

BENEFICIARY DESIGNATION

Employee:        Social Security No.:
Address:        Date of Birth:

Employee hereby designates the following individual(s) or entity(ies) as his or her beneficiary(ies) pursuant to Federal Signal Corporation 2005 Executive Incentive Compensation Plan (2010 Restatement) (Insert Name, Social Security Number, Relationship, Date of Birth and Address of Individuals and/or fully identify any trust beneficiary by the Name of the Trust, Date of Execution of the Trust, the Trustee’s Name, the address of the trust, and the employer identification number of the trust):

Primary Beneficiary(ies)

Contingent Beneficiary(ies)

The Participant hereby reserves the right to change this Beneficiary Designation, and any such change shall be effective when the Participant has executed a new or amended Beneficiary Designation form, and the receipt of such form has been acknowledged by the Company, all in such manner as specified by the Company from time to time, or on a future date specified by any such new or amended Beneficiary Designation form.

IN WITNESS WHEREAS, the Participant has executed this Beneficiary Designation on the date designated below.

Date:                 , ____
Signature of Employee

Received:
FEDERAL SIGNAL CORPORATION

Date:                 , ____        By:

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